 Exhibit 99.1

Ocean Power Technologies to attend the

SPE Offshore Europe 2017 Conference & Exhibition

PENNINGTON, N.J., August 28, 2017 (GLOBE NEWSWIRE) -- Ocean Power Technologies, Inc. (Nasdaq: OPTT) today announced it will be attending the Society of Petroleum Engineers (SPE) Offshore Europe 2017 Conference & Exhibition in Aberdeen, Scotland, which is being held from September 5th to 8th. SPE Offshore Europe is recognized by offshore oil and gas industry professionals as Europe’s leading exploration & production (E&P) event. There will be over 50,000 attendees and more than 1,000 suppliers on the exhibition floor representing international E&P market leaders and innovative technology companies at the conference. George H. Kirby, President and Chief Executive Officer of OPT, stated, "We’re excited to be attending the SPE Offshore Europe 2017. It presents a great opportunity for OPT to discuss its PB3 PowerBuoy when engaging with international industry leaders in the oil & gas market. As this market continues to transform, harness and adopt new solutions and disruptive technologies, we believe the OPT PowerBuoy will provide the needed critical power and communications for many subsea and above sea applications.”

About Ocean Power Technologies

Headquartered in New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions.  Our PB3 PowerBuoy uses ocean waves to provide clean, reliable and persistent electric power and real-time communications for remote offshore applications in markets such as oil and gas, defense, security, ocean observing, and communications.

To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain "forward-looking statements" that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue" and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company's most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Company Contact:

Matthew T. Shafer

Chief Financial Officer of OPT

Phone: 609-730-0400

Investor Relations Contact:

Andrew Barwicki

Barwicki Investor Relations Inc.

Phone: 516-662-9461